United States Securities and Exchange Commission
Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 5, 2008

XEDAR CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	000-08356	84-0684753
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8310 South Valley Highway, Suite 220
Englewood, CO 80112
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code:  (303) 377-0033

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into Material Definitive Agreement

On August 5, 2008, Xedar Corporation, a Colorado corporation, through its wholly owned subsidiary, Premier Data Services, Inc., entered into a sublease, as Sublessor, concerning approximately 8,204 rentable square feet of office space located at 8310 S. Valley Highway, Suite 220, Englewood, CO 80112 (the "Sublease"), which office space was formerly occupied by Premier Data Services, Inc.  The Sublease  has a term of approximately five years, commencing on August 1, 2008, and expiring June 30, 2013, with a gross monthly rent equal to $11,622.33, subject to the terms specified in the Sublease.  The Sublessee under the Sublease is REexpert, LLC.

The complete text of the Sublease, and the Lease to which the Sublease is subject, are attached as Exhibits to this Current Report on Form 8-K and the above description of the Sublease is qualified in its entirety by the full text thereof.

Item 9.01    Financial Statements and Exhibits

(d)           Exhibits

Number	Description

10.1	Sublease Agreement and Consent By Landlord to Sublease, effective August 5, 2008, between Premier Data Services, Inc., REexpert, LLC and Best Property Fund, LP.
10.2	Office Lease, dated February 19, 2003, by and between Premier Data Services, Inc., and Best Property Fund, LP.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Xedar Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xedar Corporation

Dated: August 7, 2008	By:	/s/ Hugh Williamson III
Hugh Williamson III Chairman, President and CEO

Exhibit Index

Number	Description

10.1	Sublease Agreement and Consent By Landlord to Sublease, effective August 5, 2008, between Premier Data Services, Inc., REexpert, LLC and Best Property Fund, LP.
10.2	Office Lease, dated February 19, 2003, by and between Premier Data Services, Inc., and Best Property Fund, LP.